UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2009

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Andersons, Inc. has entered into Change in Control and Severance Participation Agreements ("Agreement") with its executive officers. The form of Agreement is attached as exhibit 10.34 to this filing. The Agreement provides for cash severance payments plus benefits, as outlined in the Change in Control and Severance Policy, if a qualifying termination occurs within two years following or within three months prior to a change in control. The Change in Control and Severance Policy is attached as exhibit 10.35 to this filing.

For a qualifying termination other than as a result of a change in control, the particpant shall be entitled to a cash severance, his or her final MPP bonus for the current bonus year, prorated to the qualifying termination plus benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

January 13, 2009	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.34	Change in Control and Severance Participation Agreement
10.35	Change in Control and Severance Policy